UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
NRG Energy, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	41-1724239

(State of Incorporation or Organization)	(I.R.S. Employer
Identification no.)

211 Carnegie Center	Princeton, NJ 08540

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-130549
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

5.75% Mandatory Convertible	New York Stock Exchange
Preferred Stock, $0.01 par value
Securities to be registered pursuant to Section 12(g) of the Act:

None	None

(Title of Class)	(Name of Exchange)

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Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE
EX-4.1: CERTIFICATE OF DESIGNATION

Item 1. Description of Registrant’s Securities to be Registered
          For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading “Description of Mandatory Convertible Preferred Stock” in the Registrant’s Prospectus Supplement, dated January 26, 2006, to the Prospectus, dated December 21, 2005, which constitutes a part of the Registrant’s Registration Statement on Form S-3 (File No. 333-130549), filed under the Securities Act of 1933, as amended, which information is hereby incorporated herein by reference.
Item 2. Exhibits

3.1	Amended and Restated Certificate of Incorporation of NRG Energy, Inc. (incorporated by reference to NRG Energy, Inc.’s current report on Form 8-K filed on May 24, 2005).
3.2	Amended and Restated By-Laws of NRG Energy, Inc. (incorporated by reference to NRG Energy, Inc.’s current report on Form 8-K filed on March 3, 2005).
4.1	Certificate of Designations of 5.75% Mandatory Convertible Preferred Stock of NRG Energy, Inc.
4.2	Form of Certificate of 5.75% Mandatory Convertible Preferred Stock of NRG Energy, Inc. (included in Exhibit 4.1).

SIGNATURE
          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 26, 2006

NRG Energy, Inc.
By:	/s/ Timothy W.J. O’Brien
	Name:	Timothy W.J. O’Brien
	Title:	Vice President and General Counsel

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